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                                                                    EXHIBIT 4(c)

                                AMENDMENT NO. TWO
                                     TO THE
                            ATMOS ENERGY CORPORATION
                     EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST
                            EFFECTIVE JANUARY 1, 1999


         WHEREAS, ATMOS ENERGY CORPORATION (the "Company") has heretofore amended and restated the Atmos Energy Corporation Employee Stock Ownership Plan and Trust Effective January 1, 1999 (the "Plan"); and

         WHEREAS, pursuant to the provisions of Section 10.01 of the Plan, the Company desires to amend the Plan in certain respects as hereinafter provided.

         NOW, THEREFORE, Atmos Energy Corporation does hereby amend the Plan, effective as of June 1, 2000, except as otherwise provided herein, as follows:

         1. Effective as of January 1, 2001, Section 2.01(i) is amended by adding the following at the end of paragraph (1) of said Section:

         Notwithstanding any other provision of this Plan, Compensation shall include any and all lump sum merit payments made to such Participant by an Employer.

         2. Section 2.01(l) is amended by adding the following at the end of paragraph (1) of said Section:

         Those individuals shall include employees of Southwestern Energy Company ("SEC") and/or Arkansas Western Gas Company ("AWGC") who became Employees of an Employer as a result of the Company's acquisition of certain assets associated with the Associated Natural Gas operations of SEC and AWGC (such individuals are referred to herein as "ANG Employees").

         3. Section 2.01(m) is amended by adding the following at the end of said Section:

                  Said account shall include amounts transferred from the Southwestern Energy Company 401(k) Savings Plan (the "SEC Plan") on behalf of ANG Employees which are attributable to after-tax contributions as provided for in Section 3.06 hereof.

         4. Section 2.01(o) is amended by adding the following at the end of said Section:

                  Said account shall include amounts transferred from the SEC Plan on behalf of ANG Employees which are attributable to rollover contributions and employer matching contributions as provided for in
         Section 3.06 hereof. Said account shall also include all amounts received by a Participant as matching contributions, and adjustments relating thereto under the Prior Plan.

         5. Section 2.01(y) is amended by deleting said Section in its entirety and substituting in lieu thereof the word "Reserved".

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         6. Section 2.01(hh) is amended by adding the following at the end of said Section:

                  Said account shall include amounts transferred from the SEC Plan on behalf of ANG Employees which are attributable to salary reduction contributions as provided for in Section 3.06 hereof.

         7. Article III is amended by adding the following Section 3.06 at the end of said Article:

         3.06     Special Rules for ANG Employees

         (a) For purposes of eligibility to make salary reduction contributions under Section 4.01, ANG Employees (as defined in
                  Section 2.01(l) hereof) shall be eligible to participate in this Plan as of the first day of the first payroll period coincident with or immediately following June 1, 2000. For purposes of eligibility to receive allocations of safe harbor matching contributions under Section 4.02 and discretionary contributions under Section 4.03, an ANG Employee shall be eligible to participate in this Plan as of the Entry Date coincident with or immediately following his completion of one
                  (1) Year of Service. For purposes of Section 3.02, ANG Employees shall be credited with Service equal to their service credited under the SEC Plan (as defined in Section 2.01(m) hereof).

         (b) The account balances of ANG Employees who were participants in the SEC Plan which are transferred into the Plan effective as of June 1, 2000, shall be held, administered, and distributed as part of the Plan as follows:

                  (1) All amounts transferred from the SEC Plan that are attributable to an ANG Employee's salary reduction contributions under the SEC Plan shall be held in the Salary Reduction Contribution Account established for such Employee under the Plan;

                  (2) All amounts transferred from the SEC Plan that are attributable to an ANG Employee's after-tax contributions, if any, under the SEC Plan shall be held in the Employee Contribution Account established for such Employee under the Plan. The ANG Employee shall be 100% vested in said Account.

                  (3) All amounts transferred from the SEC Plan that are attributable to an ANG Employee's rollover contributions, if any, under the SEC Plan shall be held in a subaccount of the Employer Contribution Account established for such Employee under the Plan. The ANG Employee shall be 100% vested in said subaccount.

                  (4) All amounts transferred from the SEC Plan that are attributable to an ANG Employee's employer matching contributions under the SEC Plan shall be held in a subaccount of the Employer Contribution Account established for such Employee under the Plan. The ANG Employee shall be 100% vested in said subaccount and all amounts contained therein may be invested immediately.

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                  (5)      All stock transferred from the SEC Plan that is
                           Entergy stock shall be held in a separate investment fund called the Entergy Stock Fund established for such Employee under the Plan. All amounts contained in the Entergy Stock Fund may be invested in other investments as provided for in Section 7.05(d).

         (c) For purposes of Section 3.01(c), the Entry Date for ANG Employees who have completed one (1) Year of Service as of June 1, 2000, after taking into account the provisions of
                  Section 3.06(a) hereof, shall be the first day of the first payroll period coincident with or immediately following June 1, 2000.

         (d) All outstanding loans of the ANG Employees under the SEC Plan shall be transferred in kind to the Plan and shall be maintained and administered under Section 7.06 in accordance with the terms of said loans as in effect at the time of said transfer.

         8. Effective as of January 1, 2001, Section 4.01(e)(2) is amended by striking said Section and substituting in lieu thereof the following:

                  (2) A salary reduction agreement may be entered into or amended or terminated by a Participant at any time upon notice to the Committee, subject to the requirements of paragraph (3), below. If a Participant terminates his salary reduction agreement, he may enter into another salary reduction agreement at any time thereafter, subject to the requirements of paragraph 3, below.

         9. Section 5.01 is amended by striking the third sentence of said Section and substituting in lieu thereof the following:

         When appropriate, a Participant shall have four separate accounts, an Employer Contribution Account, a Salary Reduction Contribution Account, a Safe harbor Matching Contribution Account, and an Employee Contribution Account.

         10. Section 5.04(a)(1) is amended by striking said subsection and substituting in lieu thereof the following:

         (1) the value of the sum of Employer Contribution Accounts, Salary Reduction Contribution Accounts, Safe harbor Matching Contribution Accounts, plus Employee Contribution Accounts (but not including any allocations to be made as of such last day of the Plan Year except contributions actually made on or before that date and allocated pursuant to Sections 5.02(b) and (c)) of Participants who are Key Employees (as defined below) exceeds 60% of the value of the sum of Employer Contribution Accounts, Salary Reduction Contribution Accounts, Safe harbor Matching Contribution Accounts, plus Employee Contribution Accounts (but not including any allocations to be made as of such last day of the Plan Year except contributions actually made on or before that date and allocated pursuant to Sections 5.02(b) and (c)) of all Participants and their Beneficiaries (the "60% Test"), or (2) the Plan is part of a required aggregation group (within the meaning of Code Section 416(g)(2)) and the required aggregation group is top-heavy. However, and notwithstanding the results of the 60% Test, the Plan shall not be considered a Top-Heavy Plan for any Plan Year in which the Plan is a part of a required or permissive aggregation

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                  group (within the meaning of Code Section 416(g)(2)) which is not top-heavy. For purposes of the 60% Test for any Plan Year,
                  (i) the value of the Employer Contribution Accounts, Safe harbor Matching Contribution Accounts, Salary Reduction Contribution Accounts, and Employee Contribution Accounts of individuals who are former Key Employees shall not be taken into account and (ii) the value of the Employer Contribution Accounts, Safe harbor Matching Contribution Accounts, Salary Reduction Contribution Accounts, and Employee Contribution Accounts of individuals who have not performed services for an Employer for the five (5)-year period ending on the determination date shall not be taken into account.

         11. Section 6.04(e) is amended by adding the following at the end of said Section:

                  In addition, notwithstanding the preceding provisions of this
         Section 6.04, Participants who are ANG Employees with account balances transferred from the SEC Plan may elect to receive distribution of their benefits (i) in monthly installments over a period equal to the shorter of one hundred twenty (120) months or the applicable life expectancy of the Participant or the Participant's spouse, or (ii) in installment payments of a fixed amount, such payments to be made until exhaustion of the Participant's Account balances under the Plan.

         12. Section 6.06(b) is amended by striking said subsection and substituting in lieu thereof the following:

         From Employer Contribution Account or Matching Employer Contribution Account. On any January 1, a Participant may elect to withdraw any amount in his Employer Contribution Account, but with respect to the amounts in such Account attributable to Discretionary Contributions made pursuant to Section 4.03 hereof and amounts allocated to such Account under this Plan pursuant to Section 3.05(b)(2) and 3.06(b)(4) hereof, only to the extent that such amounts were allocated and paid to such Account under this Plan or the Prior Plan at least two (2) years prior to withdrawal. A Participant may withdraw any amount allocated to either his Employer Contribution Account or his Matching Employer Contribution Account at any time if such Participant properly demonstrates a financial hardship as described in Section 6.06(a)(1) hereof. A Participant shall not cease to be a Participant under the Plan solely because a distribution is made to such Participant pursuant to this Section 6.06(b). Withdrawal elections shall be made by the Participant on written forms provided by the Committee for that purpose.

         13. Subsection 7.05(a) is amended by striking said subsection and substituting in lieu thereof the following:

         (a)      In General. Notwithstanding the preceding provisions of this
                  Article VII, a Participant shall have the right, in accordance with the provisions of this Section 7.05, to direct the Trustee as to the investment of (i) his Salary Reduction Contribution Account, (ii) any rollover contributions, any amounts in his United Cities Plan employer matching contribution subaccount pursuant to Section 3.05(b)(2) hereof other than amounts attributable to United Cities Plan additional matching contributions (the "United Cities Plan Matching Subaccount") and any amounts in his SEC Plan rollover contribution subaccount and SEC Plan employer matching contribution subaccount pursuant to Section 3.06(b)(3) and
                  Section 3.06(b)(4) hereof (the "SEC Plan Rollover and Matching Subaccounts"),

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                  held in his Employer Contribution Account, and (iii) any
                  amounts in his Employee Contribution Account attributable to SEC Plan after-tax contributions pursuant to Section 3.06(b)(2) hereof (the "SEC Plan Employee Contribution Account"). Any such investment direction by a Participant shall consist solely of the right to direct the extent to which Salary Reduction Contributions, rollover contributions, amounts in his United Cities Plan Matching Subaccount, if any, amounts in his SEC Plan Rollover and Matching Subaccounts, if any, amounts in his SEC Plan Employee Contribution Account, if any, shall be invested in various investment media comprising a Diversified Fund. Such investment directions shall be made in accordance with procedures established by the Committee. Should a Participant fail to provide the Trustee with the investment directions described herein as to any Salary Reduction contribution or rollover contribution or amounts in his United Cities Plan Matching Subaccount, amounts in his SEC Plan Rollover and Matching Subaccounts, if any, and amounts in his SEC Plan Employee Contribution Account, if any, such contribution or amount shall be invested in Company Stock.

         14. Section 7.05 is further amended by adding a new subsection 7.05(d) at the end of said Section as follows:

         (d) Entergy Stock Fund. Notwithstanding the foregoing provisions of this Section 7.05, a Participant for whom amounts are invested in the Entergy Stock Fund provided for under Section 3.06(b)(5) may direct that all or any portion of such amounts be invested in a Diversified Fund or in Company Stock in accordance with the procedures established by the Committee; however, no additional amounts may be invested in the Entergy Stock Fund. Furthermore, amounts in the Entergy Stock Fund are not subject to the Company Stock default investment provided for in the preceding subsections of this Section 7.05.


         IN WITNESS WHEREOF, the Company has caused this AMENDMENT NO. TWO TO THE ATMOS ENERGY CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST EFFECTIVE JANUARY 1, 1999 to be executed in its name on its behalf this 31st day of May, 2001, effective as of June 1, 2000.

                                       ATMOS ENERGY CORPORATION

ATTEST:
                                       By: /s/ ROBERT W. BEST
                                           ------------------------------------
                                           Robert W. Best
                                           Chairman of the Board, President and
                                           Chief Executive Officer
---------------------------------

                                       TRUST COMMITTEE

ATTEST:
                                       By: /s/ LAURIE M. SHERWOOD
                                           ------------------------------------
                                           Laurie M. Sherwood

---------------------------------

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                                       By: /s/ TOM S. HAWKINS, JR.
                                           ------------------------------------
                                           Tom S. Hawkins, Jr.


                                       By: /s/ RONALD W. MCDOWELL
                                           ------------------------------------
                                           Ronald W. McDowell


                                       By: /s/ WYNN D. MCGREGOR
                                           ------------------------------------
                                           Wynn D. McGregor


                                       By: /s/ GORDON J. ROY
                                           ------------------------------------
                                           Gordon J. Roy


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